UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

Osmotica Pharmaceuticals plc

(Exact name of registrant as specified in its charter)

Ireland	001-38709	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Boulevard Bridgewater, NJ	08807
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (908) 809-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	OSMT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2021 Annual General Meeting of Shareholders (the “Annual Meeting”) of Osmotica Pharmaceuticals plc (the “Company”) held on June 17, 2021, the Company’s shareholders approved an amendment and restatement of the Company’s 2018 Incentive Plan (as amended and restated, the “Amended 2018 Plan”) to (i) increase the number of ordinary shares, $0.01 nominal value per share (“Ordinary Shares”), authorized for issuance under the plan from 4,100,000 to 9,100,000, (ii) remove certain provisions relating to Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, that are no longer applicable following the elimination of the performance-based compensation exception to Section 162(m)’s limitation on deductibility by the Tax Cuts and Jobs Act of 2017, and (iii) extend the term of the plan until June 17, 2031.

The description of the Amended 2018 Plan under the heading “Proposal 4, Approval of the Amended and Restated 2018 Incentive Plan” contained in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2021 is incorporated herein by reference. A copy of the Amended 2018 Plan is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on June 17, 2021, the Company’s shareholders voted on the following proposals:

•	Election of the directors of the Company, each to serve a term extending until the conclusion of the Company’s next annual general meeting of shareholders;

•	Ratification, in a non-binding advisory vote, of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021, and authorization, in a binding vote, of the Company’s board of directors, acting through the audit committee, to set the independent registered public accounting firm’s remuneration;

•	Approval of a waiver of offer obligations under Rule 37 of the Irish Takeover Rules to enable share buybacks or redemptions; and

•	Approval of the Amended 2018 Plan, which, among other things, increases the number of Ordinary Shares authorized for issuance under the plan from 4,100,000 to 9,100,000.

The final voting results for the Annual Meeting are as follows:

1.	The Company’s shareholders elected Brian Markison, Joachim Benes, David Burgstahler, Gregory L. Cowan, Michael DeBiasi, Sriram Venkataraman, Juan Vergez and Fred Weiss as directors, each to serve a term extending until the conclusion of the Company’s next annual general meeting of shareholders or until his successor is duly elected and qualified or until his death, resignation or removal, based on the following votes:

	For	Against	Abstain	Broker Non-Votes
Brian Markison	47,989,668	2,668,002	156,695	6,374,410

Joachim Benes	47,068,347	2,620,333	1,125,685	6,374,410

David Burgstahler	46,808,935	3,742,931	262,499	6,374,410

Gregory L. Cowan	49,373,869	289,038	1,151,458	6,374,410

Michael DeBiasi	49,404,715	275,855	1,133,795	6,374,410

Sriram Venkataraman	47,969,290	2,616,223	228,852	6,374,410

Juan Vergez	46,553,686	3,080,920	1,179,759	6,374,410

Fred Weiss	49,137,780	547,317	1,129,268	6,374,410

2.	The Company’s shareholders ratified, in a non-binding advisory vote, the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021, and authorized, in a binding vote, the Company’s board of directors, acting through the audit committee, to set the independent registered public accounting firm’s remuneration, based on the following votes:

For	Against	Abstain
56,993,734	85,029	110,012

3.	The independent shareholders approved a waiver of offer obligations under Rule 37 of the Irish Takeover Rules to enable share buybacks or redemptions, based on the following votes:

For	Against	Abstain
11,457,687	3,919,503	912,102

4.	The Company’s shareholders approved the Amended 2018 Plan to, among other things, increase the number of Ordinary Shares authorized for issuance under the plan from 4,100,000 to 9,100,000, based on the following votes:

For	Against	Abstain	Broker Non-Votes
47,130,663	3,513,859	169,843	6,374,410

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Osmotica Pharmaceuticals plc Amended and Restated 2018 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSMOTICA PHARMACEUTICALS PLC

By:	/s/ Brian Markison
Brian Markison
Chief Executive Officer

Date: June 21, 2021